PBF Energy Reports Fourth Quarter and Full Year 2013 Results,
Declares Dividend of $0.30 Per Share

PARSIPPANY, NJ - February 13, 2014 - PBF Energy Inc. (NYSE: PBF) today reported fourth quarter 2013 Operating Income of $142.3 million versus Operating Income of $284.9 million for the fourth quarter of 2012. Adjusted Pro Forma Net Income for the fourth quarter 2013 was $73.6 million, or $0.76 per share on a fully exchanged, fully diluted basis, as described below, compared to Adjusted Pro Forma Net Income of $165.7 million, or $1.70 per share, for the fourth quarter 2012. Net Income attributable to PBF Energy Inc. for the quarter was $31.2 million.

Embedded in our reported earnings is an approximately $113 million LIFO benefit related to the declining cost of our combined hydrocarbon inventory over the quarter, which puts the full-year 2013 LIFO charge at $24 million. Depending on rising or falling commodity prices, LIFO accounting can result in either a charge or benefit as the change in the current cost of PBF's combined crude and product inventory is reflected in the current period's earnings.

Throughput for the fourth quarter averaged approximately 458,800 barrels per day, which was at the low end of our guidance for the quarter. Throughput in the Mid-continent averaged approximately 151,700 barrels per day and throughput on the East Coast averaged approximately 307,100 barrels per day.

During the fourth quarter 2013, the company ran approximately 114,900 barrels per day of rail-delivered crudes through its East Coast system, of which 95,700 barrels per day was Bakken crude oil. The company did not use its full existing rail capacity of approximately 145,000 barrels per day as the planned turnaround of the Delaware City Refinery's coker complex, and other associated units, limited the amount of heavy crude oil that could be processed by the plant.

Tom Nimbley, PBF Energy's CEO, said, “PBF finished a challenging year with a strong quarter and is positioned well to start 2014 as crude differentials have improved from the third quarter of 2013.” Mr. Nimbley continued, “Looking ahead, our continued focus on operational excellence, environmental stewardship and safety will position the company to benefit from opportunities that the market may present in 2014.”

For the year-ended December 31, 2013, Operating Income was $319.9 million, compared to $920.4 million for the corresponding period in 2012. Adjusted Pro Forma Net Income for the year was $143.9 million, or $1.48 per share on a fully-exchanged, fully-diluted basis, as compared to $492.5 million, or $5.07 per share, for the corresponding period in 2012.

Matt Lucey, PBF Energy's CFO, said, “PBF generated approximately $150 million of operating cash flow in the quarter. We maintained our disciplined approach to managing our balance sheet and finished the year, much as we started, with 30% debt to capital ratio.”

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on March 14, 2014 to holders of record as of March 4, 2014.

Adjusted Pro Forma Results
Adjusted Pro Forma results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Pro Forma Net Income, Adjusted Pro Forma Net Income per fully exchanged, fully diluted share, gross refining margin, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA. PBF Energy Inc. believes that non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF Energy Inc.'s non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will hold a conference call at 10:00 a.m. ET, Thursday, February 13, 2014, to discuss its earnings results and provide an update on company operations. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing 1-800-862-9098 or 1-785-424-1051, conference ID: PBFQ413. A replay of the call will be available approximately two hours following the completion of the call and can be accessed by dialing 1-800-283-5758 or 1-402-220-0863. A live webcast of the conference call will also be available in the Investor Relations section of the company's web site at http://www.pbfenergy.com.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risk that an initial public offering of the MLP may not occur, or be negatively impacted by adverse conditions, any impact an MLP may have on the company's credit rating, cost of funds, employees, customers and vendors; risks relating to the securities markets generally; the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally sensitive manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Revenues	$4,816,435	$4,950,360	$19,151,455	$20,138,687

Costs and expenses:
Cost of sales, excluding depreciation	4,408,537	4,397,194	17,803,314	18,269,078
Operating expenses, excluding depreciation	211,407	200,944	812,652	738,824
General and administrative expenses	24,351	42,401	104,334	120,443
(Gain) loss on sale of assets	(135)	101	(183)	(2,329)
Depreciation and amortization expense	29,949	24,819	111,479	92,238
	4,674,109	4,665,459	18,831,596	19,218,254

Income from operations	142,326	284,901	319,859	920,433

Other income (expense)
Change in fair value of contingent consideration	—	(692)	—	(2,768)
Change in fair value of catalyst lease	1,573	3,205	4,691	(3,724)
Interest expense, net	(24,223)	(21,876)	(93,784)	(108,629)
Income before income taxes	119,676	265,538	230,766	805,312
Income tax expense	17,579	1,275	16,681	1,275
Net income	102,097	264,263	214,085	804,037
Less: net income attributable to noncontrolling interest	70,941	262,307	174,545	802,081
Net income attributable to PBF Energy Inc.	$31,156	$1,956	$39,540	$1,956

Net income available to Class A common stock per share:
Basic	$0.79	$0.08	$1.22	$0.08
Diluted	$0.76	$0.08	$1.20	$0.08
Weighted-average shares outstanding-basic	39,590,592	23,570,240	32,488,369	23,570,240
Weighted-average shares outstanding-diluted	97,389,299	97,230,904	33,061,081	97,230,904

Dividends per share	$0.30	$—	$1.20	$—

Adjusted pro forma net income and adjusted pro forma net income per fully exchanged, fully diluted shares outstanding(1):
Adjusted pro forma net income	$73,579	$165,713	$143,918	$492,492
Adjusted pro forma net income per fully exchanged, fully diluted share	$0.76	$1.70	$1.48	$5.07
Pro forma shares outstanding - diluted	97,389,299	97,230,904	97,225,126	97,230,904

(1) Adjusted Pro Forma information is presented in the table above as management believes that these Non-GAAP measures when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses this measure to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are explained in the "Reconciliation of Amounts Reported Under U.S. GAAP - Adjusted Pro Forma Net Income."

PBF ENERGY INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	December 31,	December 31,
	2013	2012
Balance Sheet Data:
Cash and cash equivalents	$76,970	$285,884
Inventories	$1,445,517	$1,497,119
Total assets	$4,413,808	$4,253,702
Total long-term debt	$747,576	$729,980
Total equity	$1,715,256	$1,723,545

Total debt to capitalization ratio	30%	30%
Net debt to capitalization ratio	28%	20%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Year Ended December 31,
	2013	2012
Cash flows provided by operations	$291,329	$812,433
Cash flows used in investing activities	(313,274)	(219,307)
Cash flows used in financing activities	(186,969)	(357,408)
Net (decrease) increase in cash and cash equivalents	(208,914)	235,718
Cash and cash equivalents, beginning of period	285,884	50,166
Cash and cash equivalents, end of period	$76,970	$285,884

PBF ENERGY INC. AND SUBSIDIARIES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Year Ended
	December 31,		December 31,
Market Indicators (dollars per barrel)(1)	2013	2012	2013	2012
Dated Brent Crude	$109.24	$110.08	$108.66	$111.67
West Texas Intermediate (WTI) crude oil	$97.59	$88.15	$97.99	$94.13
Crack Spreads
Dated Brent (NYH) 2-1-1	$9.08	$13.61	$12.34	$14.29
WTI (Chicago) 4-3-1	$10.28	$25.68	$20.09	$27.13
Crude Oil Differentials
Dated Brent (foreign) less WTI	$11.65	$21.92	$10.67	$17.54
Dated Brent less Maya (heavy, sour)	$19.75	$17.04	$11.38	$12.04
Dated Brent less WTS (sour)	$15.79	$31.22	$13.31	$22.95
Dated Brent less ASCI (sour)	$13.53	$6.50	$6.67	$4.97
WTI less WCS (heavy, sour)	$31.51	$26.32	$24.62	$21.80
WTI less Bakken (light, sweet)	$11.55	$3.03	$5.12	$5.77
WTI less Syncrude (light, sweet)	$9.42	$(0.10)	$0.63	$0.96
Natural gas (dollars per MMBTU)	$3.85	$3.54	$3.73	$2.83

Key Operating Information
Production (barrels per day ("bpd") in thousands)	459.7	462.5	451.0	464.4
Crude oil and feedstocks throughput (bpd in thousands)	458.8	461.0	452.8	463.2
Total crude oil and feedstocks throughput (millions of barrels)	42.3	42.4	165.3	169.5
Gross refining margin per barrel of throughput (2)	$9.67	$13.05	$8.16	$11.03
Operating expense per barrel of throughput (3)	$5.01	$4.74	$4.92	$4.36
Crude and feedstocks (% of total throughput) (4):
Heavy	11%	16%	15%	16%
Medium	39%	45%	42%	47%
Light	41%	28%	35%	28%
Other feedstocks and blends	9%	11%	8%	9%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	48%	48%	46%	47%
Distillates and distillate blendstocks	37%	38%	37%	37%
Lubes	2%	2%	2%	2%
Chemicals	3%	3%	3%	3%
Other	10%	9%	12%	11%
Total yield	100%	100%	100%	100%

(1) As reported by Platts.

(2) Gross refining margin per barrel of throughput is a non-GAAP measure. We define it as gross margin, plus refinery operating expenses and depreciation and amortization, divided by total crude and feedstocks throughput. Refer to the "Reconciliation of Amounts Reported Under U.S. GAAP - Gross Refining Margin/Gross Refining Margin per Barrel of Throughput" provided below for additional information, including our rationale for the use of this non-GAAP measure.

(3) Represents refinery operating expenses, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(4)  We define heavy crude oil as crude oil with an American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with an API gravity between 24 and 35 degrees. We define light crude oil as crude oil with an API gravity higher than 35 degrees.

PBF ENERGY INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (barrels per day ("bpd") in thousands)	305.1	313.6	307.3	316.9
Crude oil and feedstocks throughput (bpd in thousands)	307.1	314.3	310.3	316.0
Total crude oil and feedstocks throughput (millions of barrels)	28.3	28.9	113.3	115.7
Crude and feedstocks (% of total throughput) (1):
Heavy	17%	24%	22%	23%
Medium	38%	47%	44%	52%
Light	32%	14%	23%	13%
Other feedstocks and blends	13%	15%	11%	12%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	47%	48%	45%	45%
Distillates and distillate blendstocks	35%	38%	37%	37%
Lubes	3%	2%	3%	3%
Chemicals	2%	2%	2%	2%
Other	13%	10%	13%	13%
Total yield	100%	100%	100%	100%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	154.6	149.0	143.7	147.5
Crude oil and feedstocks throughput (bpd in thousands)	151.7	146.7	142.5	147.2
Total crude oil and feedstocks throughput (millions of barrels)	14.0	13.5	52.0	53.9
Crude and feedstocks (% of total throughput) (1):
Heavy	—%	—%	—%	—%
Medium	39%	41%	39%	37%
Light	60%	58%	59%	62%
Other feedstocks and blends	1%	1%	2%	1%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	50%	48%	49%	51%
Distillates and distillate blendstocks	40%	40%	38%	36%
Lubes	—%	—%	—%	—%
Chemicals	6%	6%	6%	5%
Other	6%	8%	8%	9%
Total yield	102%	102%	101%	101%

(1) We define heavy crude oil as crude oil with an American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with an API gravity between 24 and 35 degrees. We define light crude oil as crude oil with an API gravity higher than 35 degrees.

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
ADJUSTED PRO FORMA NET INCOME
(Unaudited, in thousands, except share and per share data)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2013	2012	2013	2012
Net income attributable to PBF Energy Inc.		$31,156	$1,956	$39,540	$1,956
Add:	IPO-related expenses (1)	—	8,187	—	8,187
Add:	Net income attributable to the noncontrolling interest (2)	70,941	262,307	174,545	802,081
Less:	Income tax expense (3)	(28,518)	(106,737)	(70,167)	(319,732)
Adjusted pro forma net income		$73,579	$165,713	$143,918	$492,492

Diluted weighted-average shares outstanding of PBF Energy Inc. (4)		97,389,299	97,230,904	33,061,081	97,230,904
Conversion of PBF LLC Series A Units (5)		—	—	64,164,045	—
Pro forma shares outstanding - diluted		97,389,299	97,230,904	97,225,126	97,230,904

Adjusted pro forma net income (per fully exchanged, fully diluted shares outstanding)		$0.76	$1.70	$1.48	$5.07

(1) Represents the elimination of the one-time charges associated with our initial public offering.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC other than PBF Energy Inc. as if such members had fully exchanged their Series A Units for shares of the company's Class A common stock.

(3) Represents an adjustment to apply PBF Energy's statutory tax rate of approximately 40.2% for the 2013 periods and 39.5% for the 2012 periods to the noncontrolling interest. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in (2) above.

(4) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for units of PBF LLC Series A Units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method for the years ended December 31, 2013 and 2012. Common stock equivalents exclude the effects of options to purchase 1,320,000 and 682,500 shares of PBF Energy's Class A common stock because they are anti-dilutive for the periods ended in 2013 and 2012, respectively.

(5) Represents an adjustment to weighted-average diluted shares to assume the full exchange of existing PBF LLC Series A Units as described in (2) above.

Non-GAAP Financial Measures

Adjusted Pro Forma information is presented in the table above as management believes that these Non-GAAP measures when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses this measure to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are explained in the footnotes to the table above.

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	December 31, 2013		December 31, 2012
		per barrel of		per barrel of
	$	throughput	$	throughput
Reconciliation of gross margin to gross refining margin:
Gross margin	$169,941	$4.03	$330,332	$7.79
Add: refinery operating expense	211,407	5.01	200,944	4.74
Add: refinery depreciation	26,550	0.63	21,890	0.52
Gross refining margin	$407,898	$9.67	$553,166	$13.05

	Year Ended		Year Ended
	December 31, 2013		December 31, 2012
		per barrel of		per barrel of
	$	throughput	$	throughput
Reconciliation of gross margin to gross refining margin:
Gross margin	$436,867	$2.64	$1,046,598	$6.17
Add: refinery operating expense	812,652	4.92	738,824	4.36
Add: refinery depreciation	98,622	0.60	84,187	0.50
Gross refining margin	$1,348,141	$8.16	$1,869,609	$11.03

Non-GAAP Financial Measures

Gross refining margin is a non-GAAP measure because it excludes refinery operating expenses and depreciation and can be relevant to investors because it is a better metric comparison to the industry refining margin benchmarks shown in the Market Indicators table above, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner.

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

		Three Months Ended December 31,		Year Ended December 31,

		2013	2012	2013	2012
Reconciliation of net income to EBITDA:
Net income		$102,097	$264,263	$214,085	$804,037
Add:	Depreciation and amortization expense	29,949	24,819	111,479	92,238
Add:	Interest expense, net	24,223	21,876	93,784	108,629
Add:	Income tax expense	17,579	1,275	16,681	1,275
EBITDA		$173,848	$312,233	$436,029	$1,006,179

Reconciliation of EBITDA to Adjusted EBITDA:
EBITDA		$173,848	$312,233	$436,029	$1,006,179
Add:	Stock based compensation	1,003	1,247	3,753	2,954
Add:	Change in tax receivable agreement liability	445	—	8,540	—
Add:	Non-cash change in fair value of catalyst lease obligations	(1,573)	(3,205)	(4,691)	3,724
Add:	Non-cash change in fair value of contingent consideration	—	692	—	2,768
Add:	Non-cash change in fair value of inventory repurchase obligations	—	(445)	(12,985)	9,271
Add:	Non-cash deferral of gross profit on finished product sales	—	948	(31,329)	19,177
Adjusted EBITDA		$173,723	$311,470	$399,317	$1,044,073

Non-GAAP Financial Measures

EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA, as presented in the tables above, are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. We use these non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP.

In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.